UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2007

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation.
Amended and Restated 2007 Credit Facility
     On June 1, 2007, BearingPoint, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated 2007 Credit Facility”), which amends and restates the Company’s Credit Agreement dated May 18, 2007 (the “Original 2007 Credit Facility”). The Amended and Restated 2007 Credit Facility was entered into by and among the Company; BearingPoint, LLC; certain of the Company’s subsidiaries as guarantors; the lenders party thereto; UBS Securities LLC, as Arranger, Lead Bookmanager, Documentation Agent and Syndication Agent; Morgan Stanley Senior Funding, Inc., as Co-Bookmanager; UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent; and Wells Fargo Foothill, LLC and UBS AG, Stamford Branch, as Issuing Banks.
     The Amended and Restated 2007 Credit Facility increased the aggregate commitments under the facility from $400.0 million to $500.0 million. Following the amendment and restatement, the credit facility consists of (1) term loans in an aggregate principal amount of $300.0 million (representing an increase of $50.0 million) (the “Term Loans”) and (2) a letter of credit facility in an aggregate face amount of $200.0 million (representing an increase of $50.0 million) (the “LC Facility”). Borrowings of the increased amounts under the Amended and Restated 2007 Credit Facility will be used for general corporate purposes. The Amended and Restated 2007 Credit Facility also decreased the interest applicable to Term Loans. From and after the effective date of the Amended and Restated 2007 Credit Facility, interest on Term Loans under the Amended and Restated 2007 Credit Facility will be calculated, at the Company’s option, (1) at a rate equal to 3.5% plus the London Interbank Offered Rate, or LIBOR, or (2) at a rate equal to 2.5% plus the higher of (a) the federal funds rate plus 0.5% and (b) UBS AG, Stamford Branch’s prime commercial lending rate.
     The Amended and Restated 2007 Credit Facility has a maturity date of May 18, 2012. As of closing on June 1, 2007, the Company had borrowed an aggregate of $300.0 million under the Term Loans (which includes the increase of $50.0 million) and had an aggregate of approximately $89.3 million of letters of credit outstanding under the LC Facility.
     All other material terms and conditions of the Amended and Restated 2007 Credit Facility remain substantially the same as the terms and conditions of the Original 2007 Credit Facility. For additional information regarding the Original 2007 Credit Facility, please see the Company’s Current Report on Form 8-K filed on May 18, 2007.
Item 8.01 Other Events.
2007 Annual Meeting of Stockholders
     The Company has scheduled its 2007 Annual Meeting of Stockholders for November 5, 2007 (the “2007 Annual Meeting”). The record date for the 2007 Annual Meeting will be September 7, 2007.
     Any shareholder proposal to be considered for inclusion in the Company’s proxy materials for the 2007 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Company not later than July 9, 2007. In addition, any shareholder that intends to present any other proposal for new business or nominate a director at the 2007 Annual Meeting must provide notice of the proposal or nomination, in accordance with the Company’s Bylaws, not later than August 7, 2007.
     Notice of shareholder proposals should be sent and addressed to the attention of the Company’s Secretary, 8725 West Higgins Road, Chicago, Illinois 60631. In advance of the 2007 Annual Meeting, the Company will deliver, and file with the Securities and Exchange Commission, its proxy materials relating thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2007	BearingPoint, Inc.
	By:	/s/ Judy A. Ethell
		Name:	Judy A. Ethell
		Title:	Chief Financial Officer

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